Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

WashingtonFirst Bankshares, Inc.

Reston, Virginia

We hereby consent to the use in this Amendment No. 3 to Registration Statement on Form S-4 (File No. 333-183255) of WashingtonFirst Bankshares, Inc. of our report dated March 16, 2012 relating to the consolidated financial statements of WashingtonFirst Bankshares, Inc., which appear in such Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ BDO USA, LLP BDO USA, LLP

Richmond, VA

November 8, 2012